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As filed with the Securities and Exchange Commission on December 22, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACWEST BANCORP
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	33-0885320 (IRS Employer Identification Number)

401 West "A" Street
San Diego, California, 92101
(619) 233-5588
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Jared M. Wolff
Executive Vice President and General Counsel
10250 Constellation Boulevard, Suite 1640
Los Angeles, California 90067
(310) 728-1023
(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Patrick S. Brown
Sullivan & Cromwell LLP
1888 Century Park East, Suite 2100
Los Angeles, California 90067
(310) 712-6600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per unit(2)	Proposed maximum offering price(2)	Amount of registration fee(2)

Common Stock, $0.01 par value per share

Preferred Stock, $0.01 par value per share

Depositary Shares(3)

Warrants(4)

Total			$350,000,000	$24,955(5)

(1)
The securities covered by this registration statement may be sold or otherwise distributed separately or together as units with any other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table, from time to time, at prices to be determined, as well as securities distributable in connection with or upon conversion, exercise or exchange of other securities so offered, sold or distributed. This registration statement also covers shares of common stock, shares of preferred stock, depositary shares and warrants that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the shares of common stock, shares of preferred stock, depositary shares or warrants.

(2)
Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D of Form S-3. The registrant is hereby registering an indeterminate amount and number of securities up to a proposed maximum aggregate offering price of $350,000,000, which may be offered from time to time at indeterminate prices. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Separate consideration may not be received for shares of common stock or preferred stock that are issued upon conversion or exchange of shares of preferred stock or depositary shares registered hereunder or for shares of preferred stock distributed in accordance with, or upon termination of, a deposit arrangement for depositary shares.

(3)
Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(4)
The warrants covered by this registration statement may be common stock warrants, preferred stock warrants or depositary share warrants.

(5)
Pursuant to Rule 457(p) under the Securities Act of 1933, the registration fee due hereunder has been offset by the $2,511 remaining of the filing fee previously paid with respect to unsold securities registered pursuant to a Registration Statement on Form S-3 (No. 333-159999), filed with the Securities and Exchange Commission by PacWest Bancorp on June 16, 2009.

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 22, 2009

Prospectus

$350,000,000

Common Stock
Preferred Stock
Depositary Shares
Warrants

        PacWest Bancorp may offer to sell, from time to time, shares of common stock, shares of preferred stock, either separately or represented by depositary shares, or warrants exercisable for our common stock, preferred stock or depositary shares representing preferred stock, for an aggregate initial offering price of up to $350,000,000. We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements. The preferred stock and warrants may be convertible into or exercisable or exchangeable for equity or debt securities of the Company or of one or more entities.

        The Company may offer and sell any combination of these securities in amounts, at prices and on terms that it will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, including through subscription rights offerings, on a continuous or delayed basis.

        This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

        Our common stock is traded on the NASDAQ Global Select Market under the symbol "PACW."

        Investing in these securities involves risks. You should carefully review the information contained under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which information is incorporated by reference into this prospectus, for a discussion of factors you should carefully consider before deciding to invest in these securities.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        These securities are equity securities. They are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

The date of this prospectus is                  , 2009

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information contained in this prospectus and the documents incorporated by reference in this prospectus is accurate only as of the date on the front of the applicable document. Our business, financial condition, results of operation and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC's shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, on a continuous or delayed basis, the securities described in this prospectus for an aggregate initial offering price of up to $350,000,000.

        In this prospectus, "PacWest Bancorp," "the Company," "we," "us" and "our" refer to PacWest Bancorp, a Delaware corporation, unless the context otherwise requires. This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the offering of securities, you should refer to the registration statement relating to this prospectus, including its exhibits, and read this prospectus, the applicable prospectus supplement and the additional information described below under "Where You Can Find More Information" before making an investment decision.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

        The SEC allows us to incorporate by reference into this document the information we have filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information subsequently incorporated by reference.

        We incorporate by reference the documents listed below (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  1.
  Our Annual Report on Form 10-K for the year ended December 31, 2008;

  2.
  Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009;

  3.
  Our current reports on Forms 8-K and 8-K/A filed on the following dates: January 14, 2009, March 10, 2009, March 30, 2009, May 15, 2009, August 27, 2009, September 3, 2009 and November 13, 2009; and

  4.
  The description of our common stock contained in Registration Statement No. 000-30747 on Form 8-A filed on June 2, 2000, including any amendment or report filed for the purpose of updating such description.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been or may be incorporated by reference in the prospectus, but not delivered with the prospectus. You may request, and we will provide, a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

PacWest Bancorp
Attention: Investor Relations
275 N. Brea Blvd.
Brea, CA 92821
(714) 671-6800
 investor-relations@pacwestbancorp.com

        Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference.

        We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (i) on or after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration statement and (ii) on or after the date of this prospectus and prior to the termination of the offering made hereby. Such documents will become a part of this prospectus from the date that the documents are filed with the SEC.

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and any documents incorporated by reference may contain certain forward-looking statements about the Company and its subsidiaries, which statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

  •
  lower than expected revenues;

  •
  credit quality deterioration or pronounced and sustained reduction in real estate values could cause an increase in the allowance for credit losses and a reduction in earnings;

  •
  increased competitive pressure among depository institutions;

  •
  the Company's ability to complete future acquisitions and to successfully integrate such acquired entities or achieve expected benefits, synergies and/or operating efficiencies within expected time-frames or at all;

  •
  the possibility that personnel changes will not proceed as planned;

  •
  the cost of additional capital is more than expected;

  •
  a change in the interest rate environment that reduces interest margins;

  •
  asset/liability repricing risks and liquidity risks;

  •
  pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company;

  •
  general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected;

  •
  environmental conditions, including natural disasters, which may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company's loans or impair the ability of our borrowers to support their debt obligations;

  •
  the economic and regulatory effects of the continuing war on terrorism and other events of war, including the conflicts in Iraq, Afghanistan and neighboring countries;

  •
  legislative or regulatory requirements or changes adversely affecting the Company's business;

  •
  changes in the securities markets;

  •
  regulatory approvals for any capital activities cannot be obtained on the terms expected or on the anticipated schedule; and

  •
  other risks that are described in PacWest's public filings with the SEC.

        If any of these risks or uncertainties materializes, or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company's results could differ materially from those expressed in, implied or projected by, such forward-looking statements. We assume no obligation to update such forward-looking statements. For a more detailed discussion of certain of these factors, see the section entitled "Risk Factors" in the applicable prospectus supplement and "Risk Factors" in our most recent Form 10-K (incorporated by reference in this prospectus), our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (incorporated by reference in this prospectus)

and similar sections in our future filings which are incorporated by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements. We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds from the sale of our securities to fund future acquisitions of banks and other financial institutions and for general corporate purposes.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
STOCK DIVIDENDS

        The following table shows our ratio of earnings to combined fixed charges and preferred dividends on a consolidated basis, or indicates a deficiency amount, for the periods presented. During the periods shown below, no shares of our preferred stock were outstanding. For purposes of determining the ratio of earnings to combined fixed charges and preferred dividends, earnings are defined as (a) the sum of pre-tax income (loss) from continuing operations, fixed charges, and amortization of capitalized interest less the sum of (b) interest capitalized and preference security dividend requirements of consolidated subsidiaries. Fixed charges means the sum of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and an estimate of the interest within rental expense and the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities. The amount of interest within rental expense has been estimated to be one-third of such rental expense.

	Nine Months Ended September 30,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004
	(dollars in thousands)
Earnings (loss) before income taxes	$(3,193)	$(707,976)	$152,770	$127,368	$85,491	$60,659
Add fixed charges	44,206	73,063	90,001	63,079	25,419	16,814

Earnings (loss) before fixed charges and income taxes	$41,013	$(634,913)	$242,771	$190,447	$110,910	$77,473

Fixed charges	$44,206	$73,063	$90,001	$63,079	$25,419	$16,814
Preferred dividends	—	—	—	—	—	—

Fixed charges and preferred dividends	$44,206	$73,063	$90,001	$63,079	$25,419	$16,814

Deficiency amount	$3,193	$707,976	$—	$—	$—	$—

Ratio of earnings to fixed charges	0.93	N.M.	2.70	3.02	4.36	4.61

Ratio of earnings to fixed charges and preferred dividends	0.93	N.M.	2.70	3.02	4.36	4.61

N.M.
Not meaningful.

 EFFECT OF NEW ACCOUNTING STANDARD

        On January 1, 2009, FSP EITF 03-06-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities, became effective for us. This pronouncement clarified that all outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends are considered participating securities and are included in the two-class method of determining basic and diluted earnings per share. All our unvested restricted stock participates with our common stockholders in dividends. Application of the new standard results in a reduction of net earnings available to common stockholders and lower earnings per share when compared to the previous requirements. The new standard is applied retrospectively to previously reported EPS amounts. The new standard's effect on the net loss per diluted share for the year ended 2008 was an increase of $0.02 to $26.81 from $26.79. The new standard's effect on the net income per diluted share for the years ended 2007 and 2006 was a decrease of $0.07 and $0.05 from the previously reported diluted earnings per share. The following is a summary of the calculation of basic and diluted earnings (loss) per share for the years indicated:

	For the Year Ended December 31,
	2008	2007	2006
Basic earnings (loss) per share
Net earnings (loss)	$(728,065)	$90,326	$75,998
Less: earnings allocated to unvested restricted stock	(646)	(2,354)	(1.530)

Net earnings (loss) allocated to common shares	$(728,711)	$87,972	$74,468

Total weighted-average basic shares and unvested restricted stock outstanding	28,203.3	29,421.5	24,167.8
Less: weighted-average unvested restricted stock outstanding	(1,026.7)	(849.6)	(691.5)

Total weighted-average basic shares outstanding	27,176.6	28,571.9	23,476.3

Basic earnings (loss) per share	$(26.81)	$3.08	$3.17

Diluted earnings (loss) per share
Net earnings (loss) allocated to common shares	$(728,711)	$87,972	$74,468

Total weighted-average basic shares and unvested restricted stock outstanding	28,203.3	29,421.5	24,167.8
Add: stock options outstanding	—	18.6	111.9
Less: weighted-average unvested restricted stock outstanding	(1,026.7)	(849.6)	(691.5)

Total weighted-average diluted shares outstanding	27,176.6	28,590.5	23,588.2

Diluted earnings (loss) per share	$(26.81)	$3.08	$3.16

DESCRIPTION OF CAPITAL STOCK

        Rights of our stockholders are governed by the Delaware General Corporation Law, or DGCL, our certificate of incorporation and our bylaws. The following is a description of provisions of the DGCL, our certificate of incorporation and bylaws that are generally applicable or relevant to holders of our capital stock. For information on how to obtain copies of our certificate of incorporation and bylaws, see "Where You Can Find More Information."

        Pursuant to our certificate of incorporation, the total number of shares of all classes of stock which we have the authority to issue is 55,000,000, of which 50,000,000 shares are designated as common stock, par value $0.01 per share, and 5,000,000 shares are designated as preferred stock, par value $0.01 per share. PacWest Bancorp common stock represents non-withdrawable capital and will not be insured by the Federal Deposit Insurance Corporation. All of the outstanding shares of stock are, and any stock issued and sold under this prospectus will be, fully paid and nonassessable.

Limitation of Liability and Indemnification Matters

        Our certificate of incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under Delaware law. Our bylaws also provide that, to the maximum extent permitted by law, the Company shall indemnify any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Company or serves or served at the request of the Company as a director, officer or employee of any other enterprise. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Company promptly upon receipt by the Company of a commitment from such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The bylaws do not limit the power of PacWest Bancorp or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons as otherwise pursuant to the bylaws.

Anti-takeover Provisions in the Certificate of Incorporation and Bylaws

        Certain provisions of our certificate of incorporation could make it less likely that our management would be changed or someone would acquire voting control of us without the consent of our board of directors. These provisions could delay, deter or prevent tender offers or takeover attempts that stockholders might believe are in their best interests, including tender offers or takeover attempts that could allow stockholders to receive premiums over the market price of their common stock.

        Preferred Stock:    Our board of directors can at any time, under our certificate of incorporation and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock could discourage or make more difficult attempts to take control of us through a merger, tender offer, proxy context or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of us from acquiring enough voting shares necessary to take control.

        Nomination Procedures:    Holders of our common stock can nominate candidates for our board of directors. A stockholder must follow the advance notice procedures described in our bylaws. In general, to nominate a person for election to our board of directors at a meeting of our stockholders, a stockholder must submit a written notice of the proposed nomination to our corporate secretary at least 90 but not more than 120 days before the meeting.

        Rights Plan:    Although we do not have a stockholder rights plan (commonly referred to as a "poison pill"), under Delaware law, our board of directors can adopt such a plan without stockholder approval. If adopted, a stockholder rights plan could operate to cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors.

        Amendment of Bylaws:    Under our bylaws, our board of directors can adopt, amend or repeal the bylaws, subject to limitations under the DGCL. Our stockholders also have the power to change or repeal our bylaws.

DESCRIPTION OF COMMON STOCK

        The following summary description of the common stock of PacWest Bancorp does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, as well as the DGCL. Pursuant to our certificate of incorporation, we have the authority to issue up to 50,000,000 shares of common stock, par value $0.01 per share. Each share of PacWest Bancorp common stock has the same relative rights, and is identical in all respects, with each other share of PacWest Bancorp common stock. Our common stock is traded on the NASDAQ Global Select Market under the symbol "PACW."

        Voting Rights:    Holders of PacWest Bancorp common stock will be entitled to one vote per share on all matters requiring stockholder action, including, but not limited to, the election of directors. Holders of PacWest Bancorp common stock will be entitled to cumulate their votes for the election of directors. In an election of directors under cumulative voting, each share of voting stock is entitled to vote the number of votes to which such share would normally be entitled, multiplied by the number of directors to be elected. A stockholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board. Without cumulative voting, the holders of a majority of the shares present at an annual meeting would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of a majority of the stockholders voting. Without cumulative voting, any director or the entire board of directors of a corporation may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors.

        Dividends:    Holders of PacWest Bancorp common stock may receive dividends when, as and if declared by our board of directors out of funds legally available for payment of dividends, subject to any restrictions imposed by Federal regulators and the payment of any preferential amounts to which any class of preferred stock may be entitled. Other restrictions on our ability to pay dividends are described below under "—Restrictions on Dividends."

        Liquidation Preference:    Holders of common stock are not entitled to a liquidation preference in respect of those shares. Upon liquidation, dissolution or winding up of PacWest Bancorp, holders of PacWest Bancorp common stock will be entitled to share ratably in all assets remaining after the payment of all liabilities of PacWest Bancorp and of preferential amounts to which any preferred stock may be entitled.

        Other Matters:    The holders of the PacWest Bancorp common stock will have no preemptive or other subscription rights. PacWest Bancorp common stock will not be subject to call or redemption.

        Restrictions on Dividends:    We are incorporated in Delaware and are governed by the DGCL. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

        As a bank holding company, our ability to pay dividends is affected by the ability of our bank subsidiary Pacific Western Bank, or Pacific Western, to pay dividends to us. In addition, Pacific Western, a state-chartered bank, is subject to state regulations that limit dividends. Pacific Western is subject to restrictions under certain Federal and state laws and regulations which limit its ability to transfer funds to PacWest Bancorp through intercompany loans, advances or cash dividends. Dividends paid by state banks, such as Pacific Western, are regulated by the California Department of Financial Institutions, or DFI, under its general supervisory authority as it relates to a bank's capital requirements. A state bank may declare a dividend without the approval of the DFI as long as the total dividends declared in a calendar year do not exceed either the retained earnings or the total of net profits for three previous fiscal years less any dividends paid during such period. During the first three quarters of 2009, PacWest Bancorp received no dividends from Pacific Western. For the foreseeable future, further dividends from Pacific Western to PacWest Bancorp require DFI approval.

        Refer to "Business—Supervision and Regulation—Bank Holding Company Regulation" and "Business—Supervision and Regulation—Regulation of the Bank" in our most recent Annual Report on Form 10-K and similar sections in our future filings for more information about restrictions on the ability of our subsidiary to pay us dividends.

        Transfer Agent:    The transfer agent for our common stock is Wells Fargo Shareowner Services.

        Restrictions on Ownership of Our Common Stock:    The Bank Holding Company Act of 1956 requires any "bank holding company" (as defined in that Act) to obtain the approval of the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, prior to acquiring more than 5% of our outstanding common stock. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act. In addition, any person other than a bank holding company is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978.

DESCRIPTION OF PREFERRED STOCK

        This section describes the general terms and provisions of the preferred stock that may be offered by this prospectus. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we will issue will be governed by our certificate of incorporation, including the certificate of designations of preferred stock, and our bylaws. We will file a certificate of designation for each series of preferred stock to be offered hereunder with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

General

        Pursuant to our certificate of incorporation, the Company has the authority to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share. Shares of preferred stock may be issued in one or more series, from time to time, by the board of directors, and the board of directors is expressly authorized to fix by resolution the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of preferred stock, including without limitation the following:

  •
  the distinctive serial designation of such series which shall distinguish it from other series;

  •
  the number of shares included in such series;

  •
  the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

  •
  whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

  •
  the amount or amounts which shall be payable out of the assets of the Company to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Company, and the relative rights of priority, if any, of payment of the shares of such series;

  •
  the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Company or at the option of the holder or holders thereof or upon the happening of a specified event or events;

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  the obligation, if any, of the Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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  whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Company or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

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  whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.

        The board of directors' ability to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

        Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any class or series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of such class or series, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereafter enacted.

        As described under "Description of Depositary Shares" below, we may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest, to be specified in the applicable prospectus supplement, in a share of preferred stock. If we issue depositary shares representing interests in preferred stock, those shares of preferred stock will be deposited with a depositary.

Specific Terms of a Series of Preferred Stock

        The preferred stock we may offer will be issued in one or more series. When we issue shares of preferred stock, they will be fully paid and nonassessable. This means you will have paid the full purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock. Their par value or liquidation preference, however, will not be indicative of the price at which the shares of preferred stock will actually trade after their issue. If necessary, the applicable prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.

        The preferred stock will have the dividend, liquidation, redemption, voting and conversion rights described in the applicable prospectus supplement. You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

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  the title, stated value and liquidation preference of the preferred stock and the number of shares offered;

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  the initial public offering price at which we will issue the preferred stock;

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  the dividend rate or rates, or method of calculation of dividends, the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

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  any redemption or sinking fund provisions;

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  any conversion provisions;

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  whether we have elected to offer depositary shares as described under "Description of Depositary Shares" below; and

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  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

        Rank:    Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be described in a prospectus supplement, as long as our certificate of incorporation so permits.

        Dividend:    Holders of each series of preferred stock will be entitled to receive dividends if so specified in the applicable certificate of designation when, as and if declared by our board of directors, out of funds legally available for payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement. For legal and regulatory restrictions on our ability to pay dividends, please see the information under the heading "Description of Common Stock—Restrictions on Dividends."

        Redemption:    Subject to receipt of prior approval by the Federal Reserve Board, if required, we may redeem all or part of a series of preferred stock and that series may be subject to mandatory redemption under a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed shares of preferred stock will become authorized but unissued shares of preferred stock or preference stock, as the case may be, that we may issue in the future. The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.

        Conversion or Exchange Rights:    The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities of the Company or debt or equity securities of one or more entities.

        Liquidation Preference:    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Unless the applicable prospectus supplement states otherwise, holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

        Voting Rights:    The holders of preferred stock of each series will have no voting rights, except:

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  as stated in the applicable prospectus supplement and in the certificate of designation establishing the series; or

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  as required by applicable law.

If we designate a series of preferred stock with any voting rights, including the right to vote for the election of directors because dividends on such series of preferred stock are in arrears, such preferred stock will be a voting security at all times for purposes of the Bank Holding Company Act. Any holder of more than 25% of a class of our voting securities, or less than 25% if the holder otherwise exercises a "controlling influence" over us, would be regulated as a bank holding company under the Bank Holding Company Act. In addition, an existing bank holding company would need to obtain the Federal Reserve Board's approval before acquiring 5% or more of any class of our voting securities. Separately, under the Change in Bank Control Act of 1978, any "person," including an individual or company other than a bank holding company, may need to obtain the Federal Reserve Board's approval before acquiring 10% or more of any class of our voting securities.

        No Other Rights:    The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

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  as discussed in the applicable prospectus supplement;

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  as provided in our certificate of incorporation (including any certificate of designation); and

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  as otherwise required by applicable law.

        Transfer Agent:    The transfer agent for each series of preferred stock will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEPOSITARY SHARES

        This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. We will file the applicable deposit agreement and form of depositary receipt with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any depositary shares. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

        We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement.

        Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Specific Terms of Depositary Shares

        Dividends:    The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

        If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the concerned holders.

        The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

        Conversion or Exchange Rights:    If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

        Redemption:    If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

        Voting Rights:    When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

        Taxation:    Owners of depositary shares will be treated for U.S. Federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

        Amendment and Termination of the Deposit Agreement:    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

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  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

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  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

        Charges of Depositary:    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

        Resignation and Removal of Depositary:    The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

DESCRIPTION OF WARRANTS

        The following description of warrants does not purport to be complete and is qualified in its entirety by reference to the description of a particular series of warrants contained in an applicable prospectus supplement. For information relating to common stock, preferred stock and depositary shares representing preferred stock, see "Description of Common Stock," "Description of Preferred Stock" and "Description of Depositary Shares," respectively.

        We may offer by means of this prospectus warrants for the purchase of our common stock, preferred stock or depositary shares. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or directly with the holders of the warrants. Any warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

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  the title and issuer of the warrants;

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  the aggregate number of warrants;

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  the price or prices at which the warrants will be issued;

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  the currencies in which the price or prices of the warrants may be payable;

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  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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  the designation and terms of the other securities with which the warrants are issued and the number of warrants issued with each such security;

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  the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

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  the minimum or maximum number of warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of certain U.S. Federal income tax considerations; and

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  any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable depositary or warrant agent or other third party employed by us or any of the foregoing, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an instrument defining the rights of security holders, to relieve us of the consequences of a breach or of our obligation to comply with a particular provision of such an instrument or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

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  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

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  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

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  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

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  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable agent have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and any applicable agent also will not supervise the depositary in any way.

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  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

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  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

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  There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        The global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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  if we notify any applicable depositary or warrant agent that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable agent, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus to one or more underwriters or dealers for resale, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (1) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (2) in the over-the-counter market, (3) in transactions otherwise than on such exchanges or in the over-the-counter market or (4) through the writing of options.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and re-offer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        We, our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering.

        We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we use underwriters to sell securities, we may enter into an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

        Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

        If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act of 1933.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These activities may stabilize, maintain or otherwise affect the market price of the securities. As a result, these transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be in the open market. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. These transactions, if commenced, may be discontinued by the underwriters at any time.

        The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.

        Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to specify alternative settlement arrangements to prevent a failed settlement.

        Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

VALIDITY OF SECURITIES

        In connection with particular offerings of the securities in the future, and unless otherwise specified in a prospectus supplement, the validity of those securities will be passed upon for the Company by Jared M. Wolff, our General Counsel, and for any underwriters or agents by counsel named in the applicable prospectus supplement. As of December 17, 2009, Jared M. Wolff beneficially owned 3,816 shares of our common stock.

EXPERTS

        The consolidated financial statements of the Company as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, and the statement of assets acquired and liabilities assumed by Pacific Western Bank (a wholly owned subsidiary of PacWest Bancorp) pursuant to the Purchase and Assumption Agreement dated August 28, 2009 have been incorporated by reference in this prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by the Company in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$24,955
Accounting fees and expenses		†
Legal fees and expenses		†
NASDAQ Global Select Market listing fee		†
Printing fees		†
Transfer agent and registrar fees and expenses		†
Miscellaneous fees and expenses		†
Total	$24,955

†
Estimated expenses are not presently known.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to PacWest Bancorp or Pacific Western Bank. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 9 of PacWest Bancorp's certificate of incorporation provides that a director of the Company shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under Delaware law.

        Section 6.4 of PacWest Bancorp's bylaws provides that, to the maximum extent permitted by law, the registrant shall indemnify any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the registrant or serves or served at the request of the registrant any other enterprise as a director, officer or employee. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the registrant promptly upon receipt by the registrant of a commitment from such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the registrant. The bylaws do not limit the power of PacWest Bancorp or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons as otherwise pursuant to the bylaws.

        The registrant maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the registrant.

Item 16.    Exhibits

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.

4.1		Certificate of Incorporation, as amended, of PacWest Bancorp, a Delaware corporation (Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on May 14, 2008).

4.2		Bylaws of PacWest Bancorp, a Delaware corporation, dated April 22, 2008 (Incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed on May 14, 2008).

4.3		Specimen of certificate representing PacWest Bancorp's common stock, par value $0.01 per share (Incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-3 filed on June 16, 2009).

4.4	*	Specimen of certificate representing PacWest Bancorp's preferred stock, par value $0.01 per share.

4.5	*	Form of Certificate of Designations.

4.6	*	Form of Deposit Agreement.

4.7	*	Form of Warrant Agreement.

5.1	**	Opinion and Consent of Jared M. Wolff.

12.1	**	Statement re: Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	**	Consent of KPMG LLP.

23.2	**	Consent of Jared M. Wolff (included in Exhibit 5.1).

24.1	**	Power of Attorney (included on the signature page hereto).

*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**
Filed herewith.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (1)   Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (2)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (c)   That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (1)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (2)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (3)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (4)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (d)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of our Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (e)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 22nd day of December, 2009.

PACWEST BANCORP
By:	/s/ MATTHEW P. WAGNER Matthew P. Wagner Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned directors and officers of PacWest Bancorp, do hereby constitute and appoint Matthew P. Wagner, Lynn M. Hopkins, Victor R. Santoro and Jared M. Wolff, and each of them individually, our true and lawful attorneys-in-fact and agents with full power to them, and each of them individually, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof and any registration statement (including any amendment thereto to be filed after the date hereof pursuant to Rule 462 under the Securities Act of 1933; and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN M. EGGEMEYER John M. Eggemeyer	Chairman of the Board of Directors	December 22, 2009
/s/ MATTHEW P. WAGNER Matthew P. Wagner	Chief Executive Officer and Director (Principal Executive Officer)	December 22, 2009
/s/ VICTOR R. SANTORO Victor R. Santoro	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 22, 2009

Signature	Title	Date

/s/ MARK N. BAKER Mark N. Baker	Director	December 22, 2009
/s/ STEPHEN M. DUNN Stephen M. Dunn	Director	December 22, 2009
/s/ BARRY C. FITZPATRICK Barry C. Fitzpatrick	Director	December 22, 2009
/s/ GEORGE E. LANGLEY George E. Langley	Director	December 22, 2009
/s/ SUSAN E. LESTER Susan E. Lester	Director	December 22, 2009
/s/ TIMOTHY B. MATZ Timothy B. Matz	Director	December 22, 2009
/s/ ARNOLD W. MESSER Arnold W. Messer	Director	December 22, 2009
/s/ DANIEL B. PLATT Daniel B. Platt	Director	December 22, 2009
/s/ JOHN W. ROSE John W. Rose	Director	December 22, 2009
/s/ ROBERT A. STINE Robert A. Stine	Director	December 22, 2009

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.

4.1		Certificate of Incorporation, as amended, of PacWest Bancorp, a Delaware corporation (Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on May 14, 2008).

4.2		Bylaws of PacWest Bancorp, a Delaware corporation, dated April 22, 2008 (Incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed on May 14, 2008).

4.3		Specimen of certificate representing PacWest Bancorp's common stock, par value $0.01 per share (Incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-3 filed on June 16, 2009).

4.4	*	Specimen of certificate representing PacWest Bancorp's preferred stock, par value $0.01 per share.

4.5	*	Form of Certificate of Designations.

4.6	*	Form of Deposit Agreement.

4.7	*	Form of Warrant Agreement.

5.1	**	Opinion and Consent of Jared M. Wolff.

12.1	**	Statement re: Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	**	Consent of KPMG LLP.

23.2	**	Consent of Jared M. Wolff (included in Exhibit 5.1).

24.1	**	Power of Attorney (included on the signature page hereto).

*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**
Filed herewith.